Exhibit 10.5

PROMISSORY NOTE

Principal Amount: Up to $300,000	Dated as of December 19, 2025 New York, New York

FOR VALUE RECEIVED, ONE Nuclear Energy LLC, a Delaware limited liability company (the “Borrower”), promises to pay to Hennessy Capital Investment Corp. VII, an exempted company limited by shares incorporated in the Cayman Islands (collectively with its registered assigns or successors in interest, the “Lender”), the aggregate unpaid principal amount of all Advances (as defined below), collectively with all accrued Commitment Fees (as defined below), on the Maturity Date (as defined below) in lawful money of the United States of America. All payments on this promissory note (this “Note”) shall be made by check or wire transfer of immediately available funds to such account as the Lender may from time to time designate by written notice in accordance with the provisions of this Note.

1. Advances.

(a) The Borrower and the Lender agree that, prior to the Maturity Date, the Borrower may request loans or advances from Lender up to an aggregate principal amount of $300,000.00 (collectively, the “Advances”) solely to pay expenses incurred in connection with third-party legal, accounting, and audit services, including, without limitation, expenses related to the preparation, filing, and review of the Borrower’s financial statements, regulatory filings, and other related corporate and compliance matters (collectively, the “Permitted Uses”). Each request for an Advance shall (i) be in writing, (ii) affix or enclose the applicable third-party invoice for legal, accounting, or audit services to be paid (including the relevant payment instructions), and (iii) shall state the amount of the requested Advance (which in no event shall be in an amount greater than the balance reflected in the applicable invoice). The Borrower hereby directs the Lender to disburse the proceeds of each Advance in accordance with the third-party payment instructions contained in the invoice included with the written Advance request. The Borrower acknowledges and agrees that, for the avoidance of doubt, any disbursements made by the Lender to any person or entity listed in such payment instructions are being made for the benefit of the Borrower, shall constitute a borrowing of an Advance by the Borrower under Note, and shall be deemed to have been received by the Borrower in accordance with the terms of this Note.

(b) To the extent a request for an Advance complies with the terms of this Note and is for a Permitted Use (in each case as determined by the Lender in its sole discretion), the Lender shall fund such Advance no later than five business days after receipt of such request. No Advance that is repaid or prepaid may be reborrowed. Upon completion of any Advance, the Schedule of Advances attached hereto shall be updated to reflect such Advance.

(c) Notwithstanding anything to the contrary set forth in this Note, the obligation of the Lender to make Advances hereunder shall not become effective until the date on which the Lender shall have received executed counterparts of (i) this Note, (ii) that certain Guaranty, dated as of the date hereof, by and among Robert Carilli and the Lender, (iii) that certain Guaranty, dated as of the date hereof, by and among Kevin Dowd and the Lender, and (iv) that certain Guaranty, dated as of the date hereof, by and among Richard Taylor and the Lender.

2. Commitment Fee; Interest. In consideration of the Lender’s commitment to make available up to $300,000 for Advances hereunder, and additionally to compensate the Lender for any and all outstanding Advances (including a reasonable rate of interest), the Borrower agrees to pay to the Lender a monthly non-refundable fee equal to $10,000 (the “Commitment Fee”), which fee shall be fully earned by the Lender and paid in-kind in arrears, on the last calendar day of each month until the Maturity Date and on the Maturity Date (to the extent the Maturity Date does not occur on the last calendar day of a month), in each case pro-rated for any partial period. The aggregate amount of capitalized Commitment Fees, collectively with the aggregate unpaid principal amount of all Advances, is referred to herein as, the “Obligations”. For the avoidance of doubt, the Borrower is only required to make cash payments in respect of the Commitment Fees capitalized and accrued pursuant to this Section 2 on the Maturity Date.

3. Payments and Prepayments.

(a) All outstanding and unpaid Obligations shall be payable by the Borrower to the Lender upon the earliest of (the earliest such date, the “Maturity Date”): (i) March 31, 2026, (ii) the date upon which all or any part of the Obligations have been declared or automatically have become due and payable (whether by acceleration or otherwise), and (iii) the date upon which the business combination between the Borrower and the Lender or any third-party bridge financing, outside financing or similar capital-raising transaction by the Borrower is consummated (each, a “Specified Financing”). The Obligations may be prepaid at any time without penalty.

(b) No later than the same day as the Borrower’s receipt of proceeds of any Specified Financing, the Borrower shall prepay the outstanding and unpaid Obligations in an aggregate amount equal to such proceeds until the Obligations are paid in full.

4. Application of Payments. All payments by the Borrower to the Lender shall be applied ratably first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, and then to the payment in full of the outstanding and unpaid Obligations.

5. Events of Default. Each of the following shall constitute an event of default under this Note (each, an “Event of Default”):

(a) Failure to Make Required Payments. Failure by the Borrower to pay any amounts due and payable pursuant to this Note and such failure continues for ten (10) days.

(b) Voluntary Bankruptcy, Etc. The commencement by the Borrower of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation, or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Borrower generally to pay its debts as such debts become due (or the inability of the Borrower to make such payments or an admission in writing of such inability by the Borrower), or the taking of corporate action by the Borrower in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency, or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Borrower or for any substantial part of its property, or ordering the winding-up or liquidation of the Borrower’s affairs, if the continuance of any such decree or order is unstayed and remains in effect for a period of 60 consecutive days.

(d) Validity of Note Documents. This Note or any guaranty hereof, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder, ceases to be in full force and effect, or the Borrower or any guarantor hereof contests in any manner the validity or enforceability of this Note or any guaranty hereof, or the Borrower or any guarantor hereof denies that it has any or further liability or obligation under this Note or any guaranty hereof, as applicable, or purports to revoke, terminate or rescind this Note or any guaranty hereof.

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6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) or Section 5(d) hereof, the Lender may, by written notice to the Borrower, declare this Note and the Obligations to be due immediately and payable, whereupon the unpaid principal amount of this Note, the other Obligations and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 5(b) or Section 5(c) hereof, the unpaid principal balance of this Note, the other Obligations and all other amounts payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of the Lender.

7. Waivers. The Borrower and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, conversion, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects, and imperfections in any proceedings instituted by the Lender under the terms of this Note, and all benefits that might accrue to the Borrower by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment or conversion; and the Borrower hereby agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Lender.

8. Unconditional Liability. The Borrower hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment or conversion of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by the Lender, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lender with respect to the payment or conversion or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Borrower or affecting the Borrower’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address most recently designated in writing by the contemplated receiving party or (ii) by electronic mail, to the email address most recently designated in writing by the contemplated receiving party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) business days after mailing if sent by mail.

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10. Construction; Choice of Law; Waiver of Jury Trial. THE PROVISIONS OF THIS NOTE SHALL BE CONSTRUED AND INTERPRETED, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED, IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE. THE BORROWER SUBMITS TO THE JURISDICTION OF STATE AND FEDERAL COURTS LOCATED IN THE CITY OF WILMINGTON AND STATE OF DELAWARE AND AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS NOTE SHALL BE LITIGATED ONLY IN SAID COURTS, AND THAT SUCH COURTS ARE CONVENIENT FORUMS. THE PROMISOR WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Borrower and the Lender.

13. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto, and any attempted assignment without the required consent shall be void.

14. Successors and Assigns. Subject to the restrictions on transfer in Section 13, the rights and obligations of the Borrower and the Lender hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto, and any attempted assignment without the required consent shall be void.

15. Counterparts; Electronic Signatures. This Note may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Note or in any other certificate, agreement or document related to this Note shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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16. Trust Account Waiver. The Borrower hereby represents and warrants that it has read the final prospectus of the Lender, dated as of January 16, 2025, 2024 (File No. 333-283087) (the “Prospectus”) and understands that the Lender has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Lender’s public shareholders (the “Public Shareholders”), and that, except as otherwise described in the Prospectus, the Lender may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their Company shares in connection with the consummation of the Lender’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination or other amendment to the Lender’s organizational documents with respect to any material provisions relating to the rights of holders of the Lender’s Class A common stock prior to the Business Combination or pre-Business Combination business activity, (b) to the Public Shareholders if the Lender fails to consummate a Business Combination by January 21, 2027, or as such date is extended by an amendment to the Lender’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes or (d) to the Lender after or concurrently with the consummation of a Business Combination. For and in consideration of the Lender entering into this Agreement with the Borrower regarding the services described in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Borrower nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Note or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). the Borrower on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Borrower or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Lender or its representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Note or any other agreement with the Lender or its affiliates). the Borrower agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Lender and its affiliates to induce the Lender to enter into this Agreement, and the Borrower further intends and understands such waiver to be valid, binding and enforceable against the Borrower and each of its affiliates under applicable law. To the extent the Borrower or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Lender or its representatives, which proceeding seeks, in whole or in part, monetary relief against the Lender or its representatives, the Borrower hereby acknowledges and agrees that the Borrower’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Borrower or its affiliates (or any person claiming on any of their behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Borrower or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Lender or its representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, the Lender and its representatives, as applicable, shall be entitled to recover from the Borrower and its affiliates the associated legal fees and costs in connection with any such action, in the event the Lender or its representatives, as applicable, prevails in such action or proceeding.

[Signature page follows]

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

ONE Nuclear Energy LLC, as Borrower

By:	/s/ Richard Taylor
Name:	Richard Taylor
Title:	Chief Executive Officer

Accepted and agreed as of the day

and year first above written:

Hennessy Capital Investment

Corp. VII, as Lender

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Chief Executive Officer

[Signature Page to Promissory Note]

SCHEDULE OF ADVANCES

The following draws on this Promissory Note have been made as of [__], 2025:

Date of Advance	Amount